Exhibit 10(b)

Amendment to
TCF Financial 1995 Incentive Stock Program
(Effective for awards made on or after January 1, 2001)

[Amendment authorizing Committee to redefine Change in Control for vesting and authorizing the Committee to require a “double trigger”
(both Change in Control and termination of employment) for vesting.]

A.

In Section 16 of the Plan, the definition of Change in Control is amended to add the following at the end thereof:

Notwithstanding the foregoing, the Committee may provide a different definition of Change in Control in the written agreement establishing the terms and conditions of any award, provided that any such definition is not more generous to the grantee under such agreement than the foregoing definition.

B.

The last sentence of Section 17 is amended to read as follows:

Provided, however, that the Committee may provide in the written agreement establishing the terms and conditions of any award that vesting upon a Change in Control is contingent upon termination of employment (whether voluntary or involuntary, with or without cause, as the Committee may provide) of the grantee within one year after the Change in Control.